Energroup Technologies Corporation signs Stock Purchase Agreement

Salt Lake City, Utah -- (BUSINESS WIRE) -- Thursday, May 3, 2007, Energroup Technologies Corporation (OTC: BB EGRT), executed a Stock Purchase Agreement the closing of which will result in a change in control of Energroup and the declaration of a special cash distribution to shareholders of record on May 17, 2007. No assurance can be given that the Stock Purchase Agreement will be completed; and the closing of the Stock Purchase Agreement will not change the “shell company” status of Energroup, which will continue to seek to acquire a business or company or other opportunity for it and its shareholders’ benefit.

Additional information regarding the Stock Purchase Agreement is contained in Energroup’s 8-K Current Report dated May 3, 2007, which has been filed with the Securities and Exchange Commission.

For information related to the Company, contact Thomas J. Howells, Secretary of Energroup, 801-274-9424.

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties and other risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.